UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
April 14, 2017

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

On April 14, 2017, the Company entered into a First Amendment (the “Amendment”) to its Fourth Amended and Restated Credit Agreement (the “Credit Agreement”) with The Northern Trust Company evidencing a $15 million term loan (the “Term Loan”) and a $10 million revolving loan (the “Revolving Loan”). Pursuant to the terms of the Amendment, the maturity date of the Revolving Loan was extended from April 14, 2017 to April 13, 2018. The Term Loan continues to mature on September 7, 2020.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1
First Mid-Illinois Bancshares, Inc. agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument with respect to issues of long-term debt involving a total amount which does not exceed 10% of the total assets of First Mid-Illinois Bancshares, Inc. and its subsidiaries on a consolidated basis.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: April 14, 2017

By:

Joseph R. Dively
Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

4.1
First Mid-Illinois Bancshares, Inc. agrees to furnish to the Securities and Exchange Commission, upon request, a copy of each instrument with respect to issues of long-term debt involving a total amount which does not exceed 10% of the total assets of First Mid-Illinois Bancshares, Inc. and its subsidiaries on a consolidated basis.